Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 24, 2014, among Hewitt Power & Communications, Inc., a Florida corporation (the “Guaranteeing Subsidiary”), a subsidiary of Dycom Investments, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the other Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of January 21, 2011 (the “Indenture”), providing for the issuance of 7.125% Senior Subordinated Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;
WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and
WHEREAS, the Company has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with Section 9.01 of the Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby, jointly and severally, agrees to unconditionally guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or the Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGES FOLLOW]

Signature Page to Sixth Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

HEWITT POWER & COMMUNICATIONS, INC.

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Treasurer

Signature Page to Sixth Supplemental Indenture

DYCOM INVESTMENTS, INC.

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Treasurer

Signature Page to Sixth Supplemental Indenture

ANSCO & ASSOCIATES, LLC
APEX DIGITAL, LLC
BLAIR PARK SERVICES, LLC
BROADBAND EXPRESS, LLC
BROADBAND INSTALLATION SERVICES, LLC
C-2 UTILITY CONTRACTORS, LLC
CABLE CONNECTORS, LLC
CABLECOM, LLC
CABLECOM OF CALIFORNIA, INC.
CAN-AM COMMUNICATIONS, INC.
CAVO BROADBAND COMMUNICATIONS, LLC
CCLC, INC.
CERTUSVIEW LEASING, LLC
CMI SERVICES, INC.
COMMUNICATION SERVICES, LLC
COMMUNICATIONS CONSTRUCTION GROUP, LLC
DYCOM CAPITAL MANAGEMENT, INC.
DYCOM CORPORATE IDENTITY, INC.
DYCOM IDENTITY, LLC
E A TECHNICAL SERVICES, INC.
ENGINEERING ASSOCIATES, INC.
ERVIN CABLE CONSTRUCTION, LLC
GLOBE COMMUNICATIONS, LLC
GOLDEN STATE UTILITY CO.
INSTALLATION TECHNICIANS, LLC
IVY H. SMITH COMPANY, LLC
KANAAN COMMUNICATIONS, LLC
LAMBERT’S CABLE SPLICING COMPANY, LLC
LOCATING, INC.
NEOCOM SOLUTIONS, INC.
NEOCOM SOLUTIONS HOLDINGS, LLC
NICHOLS CONSTRUCTION, LLC
NIELS FUGAL SONS COMPANY, LLC
NIELS FUGAL SONS COMPANY OF CALIFORNIA, INC.
NORTH SKY COMMUNICATIONS, INC.
PARKSIDE SITE & UTILITY COMPANY CORPORATION
PARKSIDE UTILITY CONSTRUCTION, LLC
PAULEY CONSTRUCTION INC.
PBG ACQUISITION III, LLC
POINT TO POINT COMMUNICATIONS, INC.
PRECISION VALLEY COMMUNICATIONS OF VERMONT, LLC
PRINCE TELECOM, LLC
PRINCE TELECOM OF CALIFORNIA, INC.
PROFESSIONAL TELECONCEPTS, INC.
PROFESSIONAL TELECONCEPTS, INC.

Signature Page to Sixth Supplemental Indenture

RJE TELECOM, LLC
SAGE TELECOMMUNICATIONS CORP. OF COLORADO, LLC
SPALJ CONSTRUCTION COMPANY
SPECTRUM WIRELESS SOLUTIONS, INC.
STAR CONSTRUCTION, LLC
STEVENS COMMUNICATIONS, LLC
S.T.S., LLC
TCS COMMUNICATIONS, LLC
TESINC, LLC
TJADER, L.l.C.
TRAWICK CONSTRUCTION COMPANY, INC.
TRIPLE-D COMMUNICATIONS, LLC
U G T I
UNDERGROUND SPECIALTIES, LLC
UTILIQUEST, LLC
VCI CONSTRUCTION, INC.
VCI UTILITY SERVICES HOLDINGS, LLC
WATTS BROTHERS CABLE CONSTRUCTION, INC.
WHITE MOUNTAIN CABLE CONSTRUCTION, LLC

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Treasurer

Signature Page to Sixth Supplemental Indenture

MIDTOWN EXPRESS, LLC

By:	/s/ William P. Healy
Name: William P. Healy
Title: President

OSP SERVICES, LLC

By:	/s/ Marvin M. Glaser
Name: Marvin M. Glaser
Title: President

VCI UTILITY SERVICES, INC.

By:	/s/ Frank G. Madera
Name: Frank G. Madera
Title: President

Signature Page to Sixth Supplemental Indenture

DYCOM INDUSTRIES, INC.

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Senior Vice President and Chief Financial Officer

Signature Page to Sixth Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Terence Rawlins
Authorized Signatory

Signature Page to Sixth Supplemental Indenture